POWER OF ATTORNEY
DAVIS FUNDAMENTAL ETF TRUST
(1933 Act No. 333-213073, 1940 Act No. 811-23181)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lisa Cohen and Richard Cutshall, as the undersigned’s attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign for us and in our names in the appropriate capacities, the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganization of Davis Research Fund (a series of Davis New York Venture Fund, Inc.) into Davis Select U.S. Equity ETF (a series of Davis Fundamental ETF Trust), any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.
REGISTRANT:
Davis Fundamental ETF Trust
OFFICERS:
/s/ Kenneth Eich	Date: August 30, 2026
Kenneth Eich
Principal Executive Officer and Executive Vice President
/s/ Douglas Haines	Date: August 30, 2026
Douglas Haines
Treasurer, Chief Financial Officer, and Principal Accounting Officer
TRUSTEES:
/s/ Ralph Egizi	Date: August 30, 2026
Ralph Egizi
/s/ Kenneth Eich	Date: August 30, 2026
Kenneth Eich
/s/ Thomas Tays	Date: August 30, 2026
Thomas Tays
/s/ Lawrence Harris	Date: August 30, 2026
Lawrence Harris